UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 5, 2009

EvergreenBancorp, Inc.

(Exact name of registrant as specified in its charter)

WASHINGTON

(State or other jurisdiction of incorporation)

000-32915	91-2097262
(Commission File Number)	IRS Employer Identification No.

1111 3rd Avenue, Suite 2100

Seattle, WA. 98101

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 206-628-4250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2009, Michael H. Tibbits resigned as Executive Vice President and Chief Credit Officer of EvergreenBancorp, Inc.’s (the “Company”) wholly owned subsidiary, EvergreenBank (the “Bank”). Mr. Tibbits resignation from this position is effective as of the close of business on November 6, 2009.

Gerald O. Hatler, the President and Chief Executive Officer of the Company and the Bank has been appointed, on an interim basis, to fill the vacancy created by Mr. Tibbits resignation and the Federal Deposit Insurance Corporation has been notified of this appointment. Mr. Hatler will receive no additional compensation for these additional responsibilities.

Item 8.01 Other Events

The Federal Deposit Insurance Corporation (the “FDIC”) issued a Supervisory Prompt Corrective Action Directive (“Directive”) to EvergreenBank (the “Bank”), the wholly owned subsidiary of EvergreenBancorp, Inc. (“Registrant”), effective November 5, 2009. Prior to its issuance, the Bank was generally subject to all of the Directive’s restrictions except recapitalization and correspondent deposit requirements.

The Directive requires the Bank to take one or more of the following actions to capitalize the Bank within 30 days of the Directive’s effective date: (1) sell enough voting shares or obligations of the Bank so that the Bank will be “adequately capitalized”, as defined under Section 38 of the Federal Deposit Insurance Act (“Act”) and the related FDIC regulations, after the sale; and/or (2) accept an offer to be acquired by a depository institution holding company or combine with another insured depository institution.

The Directive states that the FDIC has categorized the Bank as being a “significantly undercapitalized” depository institution, as defined under the Act and FDIC rules and regulations, prohibits the acceptance, renewal or rollover of brokered deposits and restricts the interest rates that the Bank may pay on deposits to rates not more than 75 basis points higher than those paid on similar deposits in its market area. The Directive also prohibits the Bank from accepting, renewing or rolling over deposits from correspondent depository institutions. In addition, the Directive states that the Bank is not permitted to increase its average total assets or make any capital distributions to the Company or any affiliate or to pay bonuses to or increase the compensation of any director or officer of the Bank without the approval from the FDIC. The Directive also precludes the Bank from branching, or relocation, selling or disposing of any of its existing branches without FDIC approval. Further, the Bank is directed to comply with Section 23A of the Federal Reserve Act in connection with transactions between affiliates without regard to certain exceptions, which were not applicable to the Bank.

For further information about the Directive, see the full text of the Directive, which is attached in its entirety as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Form 8-K:

99.1	Federal Deposit Insurance Corporation Supervisory Corrective Action Directive, effective November 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2009

EVERGREENBANCORP, INC.

By:	/s/ GORDON D. BROWNING
Gordon Browning
Executive Vice President and Chief Financial Officer